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Contact: Rudolph A, Lutterschmidt
         (610-834-9600)

                           FOR IMMEDIATE RELEASE

                                                NOCOPI TECHNOLOGIES, INC.
                                                9C PORTLAND ROAD
                                                WEST CONSHOHOCKEN, PA 19428


NOCOPI TECHNOLOGIES, INC. ANNOUNCES NEW LICENSE SECURITY BUSINESS AGREEMENT WITH CANDIDA STATIONERY IN NEW ZEALAND.

WEST CONSHOHOCKEN, PA. APRIL 13, 2005/PR NEWSWIRE
Today Michael A. Feinstein, M.D, Chairman and CEO of NOCOPI TECHNOLOGIES, INC. (OTC BULLETIN BOARD: NNUP), a company dedicated to providing solutions for product counterfeiting and diversion for national and international clients is pleased to announce a new 2 year exclusive license of Nocopi's Patented Ink Technology with CANDIDA STATIONERY in the arena of printed envelopes for the direct mail industry in New Zealand and Australia. "We're very pleased to initiate our business relationship with Candida Stationery and look forward to yearly growth in the direct mail area," said Dr. Feinstein.

Candida Stationery, a 25 year old company headquartered in Auckland with offices in Wellington, Christ Church and Sidney, manufactures a large range of stock envelopes from a variety of papers and offers cost effective envelope solutions utilizing some of the latest equipment and some of the most skilled people in the Southern Hemisphere.

They are the leading envelope manufacturer in New Zealand and have one of the largest manufacturing and print operations in Australasia.

Nocopi Technologies, Inc. is in the business of developing solutions against counterfeiting, product diversion, document security, and authentication via patented technologies (including invisible inks, color changing inks, reactive thread and document security paper products.)

FORWARD-LOOKING INFORMATION

The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Act of 1995. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements (a summary of which may be found in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 under the caption "Uncertainties That May Affect the Company, its Operating Results and Stock Price"). The Company does not undertake to publicly update or revise its forward-looking statements even if experience or further changes make it clear that any projected results (expressed or implied) will not be realized.